Report of Independent Registered Public Accounting Firm

To the Shareholders of
Celestial Investments Limited (A Development Stage Company)
Aventura, Florida

We have audited the accompanying balance sheets of Celestial Investments Limited (a Development Stage Company) (the “Company”) as of December 31, 2008 and 2009, and the related statements of operations, changes in stockholder's deficit and cash flows for the period from November 20, 2008 (Inception) to December 31, 2008 and for the year ended December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celestial Investments Limited (a Development Stage Company) as of December 31, 2008 and 2009, and the result of its operations and cash flows for the periods then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 of the financial statements, the Company is in the development stage, has sustained losses, negative net cash flows from operations, and has a net capital deficiency at December 31, 2009.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Daszkal Bolton LLP

Sunrise, Florida
August 23, 2010

2401 NW Boca Raton Boulevard  •  Boca Raton, FL 33431-6632 •  t: 561.367.1040 •  f: 561.750.3236
4455 Military Trail, Suite 201  •   Jupiter, FL 33458-4843  •  t: 561.622.8920  •  f: 561.624.1151
490 Sawgrass Corporate Parkway, Suite 200 •  Sunrise, FL 33325-6254  •  t: 954.974.3544  •  f: 954.974.3680
PCAOB Registered                    www.daszkalbolton.com                   Affiliated Offices Worldwide

Celestial Investments Limited (A Development Stage Company)
Balance Sheets
December 31, 2008 and 2009 and June 30, 2010

	December 31,	December 31,	June 30,
	2008	2009	2010
			[unaudited]

ASSETS

Current Assets
Cash	$-	$-	$-
Subscription receivable	2	-	-

Total Current Assets	2	-	-

Total Assets	$2	$-	$-

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities:
Bank overdraft	$-	$199	$342
Stockholder loan	-	18,409	26,119

Total Current Liabilities	-	18,608	26,461

Total Liabilities	-	18,608	26,461

Stockholder's Deficit
Common stock, $2 par value 1,000 authorized,
1 share issued and outstanding	2	2	2
Deficit accumulated during the development stage	-	(18,610)	(26,463)
Total Stockholder's Deficit	2	(18,608)	(26,461)

Total Liabilities and Stockholder's Deficit	$-	$-	$-

See the accompanying notes to the financial statements.

Celestial Investments Limited (A Development Stage Company)
Statements of Operations
For the Period from November 20, 2008 (inception) through December 31, 2008,
The Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010

	From Inception	For the Year	For the Six	From Inception
	[November 20, 2008]	Ended	Months Ended	[November 20, 2008]
	to December 31,	December 31,	June 30,	to June 30,
	2008	2009	2010	2010
			[unaudited]	[unaudited]

Revenue	$-	$-	$-	$-

Cost of sales	-	-	-	-

Gross profit	-	-	-	-

General and administrative expenses	-	18,610	7,853	26,463

Loss from operations	-	(18,610)	(7,853)	(26,463)

Other income (expense)	-	-	-	-

Net loss	$-	$(18,610)	$(7,853)	$(26,463)

See the accompanying notes to the financial statements.

Celestial Investments Limited (A Development Stage Company)
Statements of Changes in Stockholder’s Deficit
For the Period from November 20, 2008 (inception) through December 31, 2008,
The Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010

			Deficit
			Accumulated
			in the	Total
	Common Stock		Development	Stockholder's
	Shares	Amount	Stage	Equity

Balance, November 20, 2008 date of inception	-	$-	$-	$-

Issuance of common stock	100	2	-	2

Net Income (Loss)	-	-	-	-

Balance, December 31, 2008	100	2	-	2

Net Loss	-	-	(18,610)	(18,610)

Balance, December 31, 2009	100	2	(18,610)	(18,608)

Net Loss [unaudited]	-	-	(7,853)	(7,853)

Balance, June 30, 2010 [unaudited]	100	$2	$(26,463)	$(26,461)

See the accompanying notes to the financial statements.

Celestial Investments Limited (A Development Stage Company)
Statements of Cash Flows
For the Period from November 20, 2008 (inception) through December 31, 2008,
The Year Ended December 31, 2009 and for the Six Months Ended June 30, 2010

	From Inception	For the Year	For the Six	From Inception
	[November 20, 2008]	Ended	Months Ended	[November 20, 2008]
	to December 31,	December 31,	June 30,	to June 30,
	2008	2009	2010	2010
			[unaudited]	[unaudited]

Operating Activities:
Net loss	$-	$(18,610)	$(7,853)	$(26,463)
Adjustments to reconcile net loss to net cash
used in operating activities:	-	-	-	-
Changes in Assets and Liabilities:				-
Bank overdraft	-	199	143	342
Net Cash Used in Operating Activities	-	(18,411)	(7,710)	(26,121)

Investing Activities:
Net cash from investing activities	-	-	-	-

Financing Activities:
Loans from stockholder, net of repayments	-	18,409	7,710	26,119
Issuance of common stock	2	-	-	2
Subscription receivable	(2)	2	-	-
Net cash provided by financing activities	-	18,411	7,710	26,121

Net Change in Cash	-	-	-	-

Cash at Beginning of Period	-	-	-	-
Cash at End of Period	$-	$-	$-	$-

See the accompanying notes to the financial statements.

Celestial Investments Limited (A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Operations and Basis of Presentation

Celestial Investments Limited, (the “Company”) was incorporated under the Companies Act of 1985 with the Registrar of Companies for England and Wales on November 20, 2008.  The Company is a privately held, limited company.

On July 18, 2009, the Company has signed an agreement with Celestial Green, Ltd. as selling agent of Voluntary Carbon Credits.  Celestial Green Ltd. is in negotiations to become a significant worldwide provider of Voluntary Carbon Credits through ownership in and/or long-term leasehold interests from the Brazilian government in Brazilian forests in excess of 15.2 million Hectares (approximately 37.56 million acres).  Voluntary Carbon Credits are the only instruments available for companies engaged in manufacturing, industrial and transportation to offset their polluting emissions of gases.

Unaudited Interim Information
The information presented as of and for the six months ended June 30, 2010 has not been audited.  In the opinion of management, the unaudited interim statements include all adjustments, consisting only of normal recurring adjustments necessary to present fairly the Company’s financial position as of June 30, 2010, and the results of operations and stockholder’s deficit and its cash flows for the six months ended June 30, 2010. The results of operations for the six month period ended June 30, 2010 are not necessarily indicative of the results for the full year.

Note 2 – Going Concern

At June 30, 2010, the Company had an accumulated deficit of $26,463.  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company relies on advances from its stockholder for working capital, and currently does not have sufficient working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective, through cash flows from future operations, short-term loans from its stockholders and additional equity investments, which will enable the Company to continue operations for the coming year.

Note 3 – Summary of Significant Accounting Policies

Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash equivalents include short-term, highly liquid investments that are readily convertible to known amounts of cash and are of an original maturity of three months or less.

Celestial Investments Limited (A Development Stage Company)
Notes to Financial Statements

Note 3 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments
The carrying amount of cash and cash equivalents approximates fair value due to short-term maturities of these instruments.

Development Stage Company
The Company is considered to be in the development stage since the principal operations had not yet commenced.

Advertising
Advertising costs are charged to operations in the year incurred.  No advertising expenses have been incurred to date.

Currency Translation
The Company’s development stage operations are conducted in England, with British Pounds as its functional currency. The financial statements have been presented in U.S. Dollars.  The balance sheets at December 31, 2008, December 31, 2009 and June 30, 2010 have been translated at rates of 1:1.45, 1:1.59 and 1:1.51, respectively.

The statements of operations and cash flows for the periods ended December 31, 2008, December 31, 2009 and June 30, 2010 have been translated at the average rates for the respective periods at rates of 1:1.5, 1:1.56 and 1:1.53, respectively.

Recent Accounting Pronouncements
In June 2009, the FASB issued the FASB Accounting Standards Codification (“Codification”) as the single source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of the federal securities laws are also sources of authoritative GAAP for SEC registrants.  The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company adopted the Codification in the third quarter of 2009, and the adoption did not have any impact on its results of operations or financial position.

Note 4 – Related Party Transactions

To date, one of the Company’s stockholders has provided advances to fund all the Company’s development stage activities.  These advances are non-interest bearing and are due on demand. (See Note.

The Company has entered into an agreement with Celestial Green, Ltd. as their sales agent for voluntary carbon credits generated through ownership and lease agreements of Brazilian forestry in excess of 15.2 million Hectares.  The Company will receive a commission of 10% of the sales price of purchase agreements for voluntary carbon credits which it secures for Celestial Green, Ltd.  Celestial Green Ltd. is related to the Company through common management.

Celestial Investments Limited (A Development Stage Company)
Notes to Financial Statements

Note 5 - Commitments

The Company leases its corporate office in Beckenham, Kent, on a month-to-month basis for £1,250, plus VAT.

The Company has entered into contracts with certain third party sales agents to assist in the fulfillment of the agreement with Celestial Green, Ltd.

Note 6 – Subsequent Events

During 2010, the Company facilitated a 100:1 stock split, which has been reflected in the financial statements for all periods presented.

The stockholders of the Company entered into a Share Transfer Agreement (“STA”) with Apollo Capital Group, Inc. (“Apollo”) dated July 7, 2010, pursuant to which the Company’s stockholders exchanged their shares for 6,000,000 shares of Apollo common stock.  In connection with the STA, one of stockholders has agreed to convert his advances to contributed capital.  Upon the consummation of the STA, the Company became a wholly owned subsidiary of Apollo.

The Company has secured letters of intent for the purchase of Celestial Green Ltd.’s voluntary carbon credits valued at approximately $42.5 million.  These purchase orders are expected to close during 2010.